Exhibit 31.2

I, John Townsend, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Cellco Partnership; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 8, 2010	/s/ John Townsend
John Townsend Vice President and Chief Financial Officer